As filed with the Securities and Exchange Commission on June 24, 1998
                                         Registration No. 333-

=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                         -----------------
                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                         -----------------

                       Young & Rubicam Inc.

      (Exact Name of Registrant as Specified in Its Charter)

       Delaware                      13-1493710

   (State or Other                 (I.R.S. Employer
   Jurisdiction of                  Identification
   Incorporation or                     Number)
   Organization)

                        285 Madison Avenue
                     New York, New York 10017

       (Address of Registrant's Principal Executive Offices)


       YOUNG & RUBICAM INC. 1997 INCENTIVE COMPENSATION PLAN

    YOUNG & RUBICAM HOLDINGS INC. MANAGEMENT STOCK OPTION PLAN

                    (Full Titles of the Plans)


                         -----------------

                    Stephanie W. Abramson, Esq.
             Executive Vice President, General Counsel
                       Young & Rubicam Inc.
                         285 Madison Avenue
                     New York, New York 10017
                          (212) 210-3000

   (Name, Address, and Telephone Number, Including Area Code,
                      of Agent for Service)


                         -----------------

                    CALCULATION OF REGISTRATION FEE


===========================================================================================================================
      Title of each class of securities         Amount to be          Proposed           Proposed               Amount of
               to be registered                registered (1)         maximum             maximum           registration fee
                                                                      offering      aggregate offering
                                                                      price per            price
                                                                      share
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         12,008,070 shares       $1.92 (2)        $23,055,495 (2)        $6,802 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          6,331,185 shares       $7.67 (2)        $48,560,189 (2)       $14,326 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          9,997,500 shares      $12.33 (2)       $123,269,175 (2)       $36,365 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            118,710 shares      $14.33 (2)         $1,701,115 (2)          $502 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            412,500 shares      $15.00 (2)         $6,187,500 (2)        $1,826 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share             73,375 shares      $25.00 (2)         $1,834,375 (2)          $542 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          8,585,435 shares      $29.72 (3)       $255,159,129 (3)       $75,272 (3)
---------------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights (4)
---------------------------------------------------------------------------------------------------------------------------
Total                                          37,526,775 shares         --            $459,766,978          $135,635
---------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Young & Rubicam Inc. 1997 Incentive Compensation Plan (the "1997 ICP") and the Young & Rubicam Holdings Inc. Management Stock Option Plan (the "Management Stock Option Plan" and, together with the 1997 ICP, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Young & Rubicam Inc. (the "Registrant").

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock issuable pursuant to stock options granted under the Plans and based on the exercise price of such stock options. Upon cancellation, expiration, forfeiture or other termination of such stock options without a delivery of shares of Common Stock, new stock options or other stock awards may be granted at varying exercise prices under the 1997 ICP with respect to the shares of Common Stock underlying such terminated stock options.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, with respect to shares of Common Stock issuable pursuant to stock options or other stock awards not yet granted under the 1997 ICP and based on the average of the high and low prices on June 18, 1998 of a share of Common Stock of the Registrant as reported on the New York Stock Exchange.

(4) Rights initially trade together with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

      (a) The Registrant's Prospectus dated May 11, 1998 filed pursuant to Rule 424(b) of the Securities Act with respect to the Registration Statement on Form S-1 (No. 333-46929) filed by the Registrant under the Securities Act with the Commission on February 26, 1998, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto filed by the Registrant under the Securities Act with the Commission on April 8, 1998, April 20, 1998, and May 5, 1998, respectively, and the Registration Statement on Form S-1 (No. 333-52395) filed by the Registrant under the Securities Act with the Commission on May 12, 1998 (together, the "Registration Statements on Form S-1").

      (b) All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

      (c) The description of the Common Stock of the Registrant is contained under the caption "Description of Capital Stock" in the Prospectus dated May 11, 1998 filed pursuant to Rule 424(b) of the Securities Act with respect to the Registration Statements on Form S-1 and incorporated by reference to the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act with the Commission on May 5, 1998.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Article X of the Registrant's Amended and Restated
Certificate of Incorporation, which has been filed as Exhibit 4.4 hereto, provides substantially as follows:

      Section 1. Elimination of Certain Liability of Directors. A director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      Section 2. Indemnification and Insurance.

      (a) Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, trustee, partner, member, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, partner, member, employee or agent or in any other capacity while serving as a director, officer, trustee, partner, member, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the

Board of Directors of the Registrant. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise but no bond or other security shall be required. The Registrant may, by action of the Board of Directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Registrant within thirty days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Registrant) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Registrant. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, trustee, partner, member, employee or agent of the Registrant or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      Section 145 of the General Corporation Law of the State of
Delaware provides as follows:

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "servicing at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expense proved by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      Section 5 of the Management Voting Trust Agreement, dated as of December 12, 1996, provides substantially as follows:

      The Registrant hereby agrees to assume liability for and does hereby indemnify, protect, save and hold harmless the Voting Trustees (as defined therein) and their successors, assigns, agents and servants to the full extent lawful from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever ("Losses") that may be imposed, incurred by or asserted against the Voting Trustees or any of them individually in any way relating to or arising under the Management Voting Trust Agreement or the enforcement of any of the terms thereof or in any way relating to or arising out of the administration of the trusts created thereby or the action or inaction of the Management Voting Trust (as defined therein) thereunder, unless the Registrant shall sustain the burden of proving by clear and convincing evidence that such Losses were proximately caused by an act or omission on the part of such Voting Trustee or Voting Trustees that was not taken in good faith or that was not reasonably believed to be in or not opposed to the best interests of the Registrant and the Management Investors (as defined therein) as a group. The Registrant shall advance to any Voting Trustee all reasonable expenses in connection with litigation arising under the Management Voting Trust Agreement or the enforcement of any of the terms thereof or in any way relating to or arising out of the administration of the trusts created thereby or the action or inaction of the Management Voting Trust thereunder, including, but not limited to, expenses in connection with litigation in which such Voting Trustee purports to seek to enforce any portion of the Management Voting Trust Agreement. A Voting Trustee shall be required to execute an undertaking agreeing to repay the Registrant the amount so advanced in the event it is ultimately determined that such Voting Trustee is not entitled to indemnification with respect to such Losses, but the Voting Trustee shall not be required to give a bond or any security for the advancement of such expenses. To the extent insurance is available on commercially reasonable terms, the Registrant will procure and maintain (for the benefit of the Registrant and the Voting Trustees) insurance covering the Voting Trustees at least to the extent their conduct would give rise to indemnification under the Management Voting Trust Agreement. The provisions contained in this indemnification section shall survive the termination of the Management Voting Trust Agreement.

      The Young & Rubicam Holdings Inc. Restricted Stock Plan (the "Restricted Stock Plan") and the Management Stock Option Plan each provide that no member of the Compensation Committee of the Registrant's Board of Directors or of the Registrant's Board of Directors shall be liable for any action or determination made in good faith with respect to such plan or any grant under such plan. The Restricted Stock Plan and the Management Stock Plan each provide that to the fullest extent permitted by law, the Registrant shall indemnify and save harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Compensation Committee of the Registrant's Board of Directors. The 1997 ICP provides that no member of the Compensation Committee or any officer or employee of the Registrant or an affiliate acting at the direction or on behalf of the Compensation Committee shall be personally liable for any action or determination taken or made in good faith with respect to the 1997 ICP, and shall, to the extent permitted by law, be fully indemnified and protected by the Registrant with respect to any such action or determination.

      The Registrant also carries liability insurance covering officers and directors.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      4.1  Young & Rubicam Inc. 1997 Incentive Compensation
           Plan (filed as Exhibit 10.6 to Registrant's
           Registration Statement on Form S-1 (No. 333-46929) and incorporated herein by reference)

      4.2  Amendment to Young & Rubicam Inc. 1997 Incentive
           Compensation Plan (filed as Exhibit 10.28 to
           Registrant's Registration Statement on Form S-1 (No.
           333- 46929) and incorporated herein by reference)

      4.3  Young & Rubicam Holdings Inc. Management Stock Option
           Plan (filed as Exhibit 10.5 to Registrant's
           Registration Statement on Form S-1 (No. 333-46929) and incorporated herein by reference)

      4.4  Amended and Restated Certificate of Incorporation of
           Registrant

      4.5  Amended and Restated Bylaws of Registrant

      4.6  Specimen Certificate of Common Stock of Registrant
           (filed as Exhibit 4.1 to Registrant's Registration
           Statement on Form S-1 (No. 333-46929) and incorporated herein by reference)

      4.7  Management Voting Trust Agreement, dated as of
           December 12, 1996 (filed as Exhibit 9.1 to
           Registrant's Registration Statement on Form S-1 (No.
           333-46929) and incorporated herein by reference)

      4.8  Amended Stockholders' Agreement, dated as of May 8,
           1998

      4.9  Rights Agreement, dated as of May 1, 1998

      5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the validity of securities being registered

      23.1 Consent of Price Waterhouse LLP

      23.2 Consent of Cleary, Gottlieb, Steen & Hamilton
           (included in Exhibit 5.1)

      24.1 Powers of Attorney (included on signature pages)

Item 9. Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of New York, State of New York, on June 24, 1998.

                       YOUNG & RUBICAM INC.


                       By: /s/ Stephanie W. Abramson
                          -------------------------------------
                          Stephanie W. Abramson, Executive Vice
                          President and General Counsel



                         POWER OF ATTORNEY
                         -----------------

           We, the undersigned officers and directors of Young & Rubicam Inc., hereby severally and individually constitute and appoint Michael J. Dolan, Stephanie W. Abramson and Alan D. Sheldon and each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

           This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
        ---------                        -----                      ----

/s/ Peter A. Georgescu      Chairman of the Board and Chief     June 24, 1998
--------------------------   Executive Officer (principal
Peter A. Georgescu           executive officer)

        Signature                        Title                     Date
        ---------                        -----                     ----

/s/ Michael J. Dolan        Vice Chairman, Chief Financial      June 24, 1998
--------------------------   Officer and Director (principal
Michael J. Dolan             financial officer)

/s/ Kevin Lavan             Senior Vice President, Finance      June 24, 1998
--------------------------   (principal accounting officer)
Kevin Lavan

/s/ Edward H. Vick          Chief Operating Officer and         June 24, 1998
--------------------------   Director
Edward H. Vick

/s/ Thomas D. Bell, Jr.     Executive Vice President and        June 24, 1998
--------------------------   Director
Thomas D. Bell, Jr.
                                                                June 24, 1998
/s/ F. Warren Hellman       Director
--------------------------
F. Warren Hellman

/s/ Richard S. Bodman       Director                            June 24, 1998
--------------------------
Richard S. Bodman

/s/ Philip U. Hammarskjold  Director
--------------------------                                      June 24, 1998
Philip U. Hammarskjold

/s/ Alan D. Schwartz        Director
--------------------------                                      June 24, 1998
Alan D. Schwartz

/s/ John F. McGillicuddy    Director
--------------------------                                      June 24, 1998
John F. McGillicuddy

                             EXHIBIT INDEX
                             -------------


Exhibit                                                                                     Sequentially Numbered
No.            Description                                 Method of Filing                 Page Location
-------        -----------                                 ----------------                 ---------------------

4.1     Young & Rubicam Inc. 1997 Incentive            Filed as Exhibit 10.6 to                       --
        Compensation Plan                              Registrant's Registration
                                                       Statement on Form S-1 (No. 333-
                                                       46929) and incorporated herein
                                                       by reference

4.2     Amendment to Young & Rubicam Inc.              Filed as Exhibit 10.28 to                      --
        1997 Incentive Compensation Plan               Registrant's Registration
                                                       Statement on Form S-1 (No. 333-
                                                       46929) and incorporated herein
                                                       by reference

4.3     Young & Rubicam Holdings Inc.                  Filed as Exhibit 10.5 to                       --
        Management Stock Option Plan                   Registrant's Registration
                                                       Statement on Form S-1 (No. 333-
                                                       46929) and incorporated herein
                                                       by reference

4.4     Amended and Restated Certificate of            Filed herewith
        Incorporation of Registrant

4.5     Amended and Restated Bylaws of                 Filed herewith
        Registrant

4.6     Specimen Certificate of Common Stock           Filed as Exhibit 4.1 to                        --
        of Registrant                                  Registrant's Registration
                                                       Statement on Form S-1 (No. 333-
                                                       46929) and incorporated herein
                                                       by reference

4.7     Management Voting Trust Agreement,             Filed as Exhibit 9.1 to                        --
        dated as of December 12, 1996                  Registrant's Registration
                                                       Statement on Form S-1 (No. 333-
                                                       46929) and incorporated herein
                                                       by reference

4.8     Amended Stockholders' Agreement,               Filed herewith
        dated as of May 8, 1998

4.9     Rights Agreement, dated as of May 1,           Filed herewith
        1998

5.1     Opinion of Cleary, Gottlieb, Steen &           Filed herewith
        Hamilton regarding the validity of
        securities being registered




23.1    Consent of Price Waterhouse LLP                Filed herewith

23.2    Consent of Cleary, Gottlieb, Steen &           Filed herewith
        Hamilton (included in Exhibit 5.1)

24.1    Powers of Attorney (included on                Filed herewith
        signature pages)
